                                LEASE AGREEMENT
                                     BETWEEN
                             AMENAGEMENTS ROVO INC.
                                       AND
                    PHOENIX INTERNATIONAL LIFE SCIENCES INC.



                                COMMERCIAL LEASE
                                TABLE OF CONTENTS

         ARTICLE           TITLE                                                       PAGE
         -------           -----                                                       ----

                  PARTIES                                                               1

                  PREAMBLE                                                              1

         I        DEFINITIONS, INTENT AND INTERPRETATION                                3

                  1.1      Definitions                                                  3
                  1.2      Intent                                                       4
                  1.3      Duty to act reasonably                                       5

         II       LEASE                                                                 5

                  2.1      Lease of Premises                                            5
                  2.2      Defects                                                      5

         III      TERM                                                                  5

                  3.1      Term                                                         5

         IV       RENT                                                                  5

                  4.1      Rental                                                       5
                  4.2      Late Payment Charges                                         6

         V        OPERATING EXPENSES                                                    6

                  5.1      Operating Expenses                                           6
                  5.2      Initial Amount of Operating Expenses                         6

         VI       TAXES                                                                 7

                  6.1      Tax Contestation                                             7
                  6.2      Business and Other Taxes of the Tenant                       7
                  6.3      Taxes                                                        7



                  6.4      Sales and Services Tax                                        8
                  6.5      Surtax                                                        9

         VII      UTILITIES AND HEATING, VENTILATION,
                  AIR-CONDITIONING                                                       9

                  7.1      Heating, Utilities - Additional Rent                          9
                  7.2      Overloading of Utility Facilities                             9
                  7.3      Heating, Ventilation and Air-Conditioning                     9
                  7.4      Failure of Tenant to Comply                                   9

         VIII     USE OF LEASED PREMISES                                                10

                  8.1      Use of Premises                                              10
                  8.2      Compliance with Laws                                         10
                  8.3      Remedies of Landlord                                         10

         IX       MAINTENANCE, REPAIRS AND ALTERATIONS                                  10

                  9.1      Improvements to Leased Premises                              10
                  9.2      Conditions of Premises                                       11
                  9.3      Maintenance and Repairs by Tenant                            12
                  9.4      Approval of Tenant's Repairs                                 12
                  9.5      Special Repairs                                              13
                  9.6      Maintenance by the Landlord                                  13
                  9.7      Landlord's Right of Maintenance                              13
                  9.8      Right of Inspection                                          13
                  9.9      Loss of Enjoyment                                            14
                  9.10     Overloading of Floors                                        14
                  9.11     Discharge of Hypothecs                                       14
                  9.12     Signs, Awnings and Canopies                                  14
                  9.13     Surrender of Premises                                        14
                  9.14     Tenant's Obligation to Protect                               15

         X        INSURANCE AND INDEMNITY                                               15

                  10.1    Tenant's Insurance                                            15
                  10.2    Terms and Conditions of Tenant's Insurance                    15
                  10.3    Increase in Landlord's Insurance Premiums                     16
                  10.4    Cancellation of Insurance                                     17
                  10.5    Loss or Damage                                                17
                  10.6    Indemnification of Landlord                                   18





         XI       DAMAGE AND DESTRUCTION AND
                  EXPROPRIATION                                                         18

                  11.1    Destruction of Leased Premises                                18
                  11.2    Lease in Force                                                19
                  11.3    Rebuilding                                                    19
                  11.4    Expropriation                                                 19

         XII      SUB-LET AND ASSIGNMENT                                                20

                  12.1    Consent to Sublet or Assign                                   20
                  12.2    Conditions Precedent                                          20
                  12.3    Landlord's Option                                             20
                  12.4    Conditions of Consent                                         21
                  12.5    Change in Control                                             21
                  12.6     Solidary Liability                                           21
                  12.7     Liability to Landlord                                        21
                  12.8     Assignment by Landlord                                       22
                  12.9     Documents                                                    22

         XIII     DEFAULT AND TERMINATION                                               22

                  13.1  Events of Default                                               22
                  13.2  Re-entry                                                        23
                  13.3  Right to Re-let                                                 24
                  13.4  Application of Moneys                                           24
                  13.5  Abandoned Goods                                                 24
                  13.6  Landlord's Right to Cure Defaults                               24
                  13.7  Remedies Generally                                              25
                  13.8  Surrender of Leased Premises                                    25

         XIV      ACCESS BY LANDLORD                                                    25

                  14.1  Right of Entry                                                  25
                  14.2  Excavation                                                      25

         XV       SUBORDINATION, ATTORNMENT AND STATUS
                  STATEMENT BY TENANT                                                   25

                  15.1  Subordination and Attornment by Tenant to
                        Hypothecary Creditor                                            25
                  15.2  Status Statement (Estoppel Certificate)                         26




         XVI      MISCELLANEOUS                                                         26

                  16.1     No Tacit Renewal                                             26
                  16.2     Accord and Satisfaction                                      26
                  16.3     Entire Agreement                                             27
                  16.4     Waiver                                                       27
                  16.5     No Partnership                                               27
                  16.6     Force Majeure                                                27
                  16.7     Notice                                                       27
                  16.8     Governing Law and Severability                               28
                  16.9     Registration                                                 28
                  16.10    Successors and Assigns                                       28
                  16.11    Security Deposit                                             28
                  16.12    Qualification to do Business                                 29
                  16.13    Non-Canadian Person                                          29
                  16.14    Waiver                                                       29
                  16.15    Waiver of Liability                                          29
                  16.16    Peaceable Enjoyment                                          29
                  16.17    Interest on Overdue Payments                                 29
                  16.18    Brokerage Commission                                         30
                  16.19    Headings and Numbers                                         30
                  16.20    Interpretation                                               30
                  16.21    Financial Information                                        30
                  16.22    Hypothecary Creditor Changes                                 30
                  16.23    Solidary Liability                                           30
                  16.24    Election of domicile                                         30
                  16.25    Language                                                     30

         SCHEDULE "A"                       Description of Land
         SCHEDULE "B"                       Site Plan of Leased Premises
         SCHEDULE "C"                       Landlord's Work and Tenant's Work
         SCHEDULE "D"                       Operating Expenses
         SCHEDULE "E"                       Pre-Authorized Payment Plan
         SCHEDULE "F"                       Building Modification Plans



THIS LEASE made in Ville Mont-Royal, the eighteenth (18) day of April nineteen hundred and ninety-five (1995)

BETWEEN: AMENAGEMENTS ROVO INC., a corporation duly incorporated under the laws of Canada and having its head office in the City of Ville Mont-Royal, Province of Quebec, herein acting and represented by Mr. Norman Zavalkoff, its President, duly authorized for the purposes hereof as he so declares,

         (hereinafter referred to as the "Landlord"),

         OF THE FIRST PART;


AND: PHOENIX INTERNATIONAL LIFE SCIENCES INC., a company duly incorporated according to law and having its head office in the City of St. Laurent, herein acting and represented by J.Y. Caloz, it duly authorized for the purposes hereof in virtue of a resolution passed at a meeting of its Board of Directors held on the 23rd day of January, nineteen hundred and ninety-five (1995), a certified copy whereof being annexed hereto (hereinafter referred to as the "Tenant").

         OF THE SECOND PART.



THE PARTIES hereby agree as follows:

                                    PREAMBLE

                             BASIC LEASE PROVISIONS

SECTION I - NAME OF LEASED PREMISES - N/A

SECTION II - LOCATION OF THE LEASED PREMISES -      N/A

SECTION III - AREA OF THE LANDS AND THE LEASED PREMISES

The Leased Premises hereunder contain a Gross Leasable Building Area of approximately twenty-six thousand square feet (26,000 sq ft) measured to the outermost limit of all walls, and a total land area approximately fifty-nine thousand, one hundred thirty-nine (59,139) square feet, English Measure.

SECTION IV - TERM

The Term referred to in Section 3.1 shall be of an approximate period of fourteen (14) years and one-half month (1/2) month, commencing on the Commencement Date, (being the date Landlord gives Tenant vacant possession of the Leased Premises), and ending on April 30, 2009.

 SECTION V - MINIMUM RENT

The Minimum Rent provided for in Sub-Section 4.1.1 is:


         PERIOD                                      MINIMUM ANNUAL                       MONTHLY
                                                        RENTAL                            PAYMENT
         ------                                      --------------                       -------
         Commencement Date
         to April 30, 1999                           $175,500.00                        $14,625.00

         From May 1, 1999
         to April 30, 2004                           $201,500.00                        $16,791.67

         From May 1, 2004
         to April 30, 2009                           $227,500.00                        $18,958.33


payable according to the provisions of Sub-Section 4.1.1.


SECTION VI - INITIAL PAYMENT OF TAXES AND OPERATING EXPENSES

For purposes of Sections 5 and 6, the initial payments of Taxes and Operating Expenses shall be a per annum amount of Fifty-three thousand, seven hundred and forty-one dollars and eighteen cents ($53,741.18) per square foot of the Gross Leasable Area, that is, a per month amount of Four Thousand, four hundred and seventy-eight dollars and forty-three cents (4,478.43);

SECTION VII - USE OF THE LEASED PREMISES

The Tenant shall use the Leased Premises solely for the purpose of conducting the business of office, laboratory and related uses.


SECTION VIII -NOTICE

Notices shall be sent to the following addresses:

(i)      Landlord:                          5500 Royalmount Avenue
                                            Suite 200

                            Ville Mont-Royal, Quebec
                                     H4P 1H7


(ii)     Tenant:            4625 Dobrin Street
                            St. Laurent, Quebec
                                  H4R 2127

SECTION IX - DEPOSIT

The Tenant shall deposit with the Landlord the sum of ______________ ($________) applicable to

                                    ARTICLE I

                     DEFINITIONS- INTENT AND INTERPRETATION

1.1      DEFINITIONS

When used in this Lease or in any schedule attached to this Lease, the following words or expressions have the meaning hereinafter set forth, unless the context indicates otherwise:

1.1.1 "Additional Rent" means any and all sums of money or charges required to be paid by the Tenant under this Lease (except Minimum Rent), whether or not the same are designated "Additional Rent" and whether or not the same are payable to the Landlord or otherwise, and, notwithstanding anything contained in the Civil Code to the contrary, without deduction, diminution, set-off or compensation whatsoever. Unless otherwise specifically provided, Additional Rent is due and payable with and in addition to each monthly instalment of Minimum Rent;

1.1.2 "Architect" means the architect from time to time named by the Landlord, and whose decision or certificate, whenever required hereunder, shall be final and binding on the parties hereto provided that such decision or certificate is reasonable and in accordance with the standards of such person's profession.

1.1.3 "Bankruptcy Act" means the Bankruptcy and Insolvency Act, S.C. 1992, c. 27 and any amendments thereto or replacements thereof.

1.1.4 "Building" means the building part of the Leased Premises, as may be altered or expanded from time to time.

1.1.5 "C.P.I." means the Consumer Price Index (All items for regional cities) for the City of Montreal as published by Statistics Canada, or failing it, the index most nearly corresponding thereto and with the appropriate conversions being made where the basis of comparison or calculation has changed;

1.1.6 "Civil Code" means the Civil Code of Quebec, S.Q. (1991) ch. 64 as amended.

1.1.7 "Creditors Arrangement Act" means the Companies Creditors Arrangements Act, S.C. c. 36 and any amendments thereto or replacements thereof.

1.1.8 "Gross Leasable Area" means the building area expressed in square feet, as certified by the Architect, of the Leased Premises, measured from the exterior face of all exterior walls,

1.1.9 "HVAC System" means the entirety of the system in the Building, for the supply of heating, ventilating and air-conditioning to the Building wherever such system, or portions thereof, is located, including any central plant therefor and the improvement and fixtures necessary for any such central plant and all the appurtenances and equipment and systems associated with or for such a system and includes the apparatus for the further processing and distribution of exhaust air such as ducts, diffusers, reheat coils, controls and other apparatus and equipment therefor;

1.1.10 "Hypothecary Creditor" means any hypothecary creditor of the Leased Premises or any part thereof;

1.1.11 "Landlord" means the Party of the First Part and its successors and assigns.

1.1.12 "Lease" means the present agreement, including the Preamble, all written modifications or amendments, all schedules as well as all Rules and Regulations adopted and promulgated by the Landlord;

1.1.13 "Lease Year" means a period of time, the first Lease Year commencing on the first day of the Term hereof, and ending on the last day of the ensuing twelve (12) month period.

         Lease Year, insofar as Operating Expenses are concerned, for the first Lease Year signifies the period from commencement to July 31st, for all subsequent Lease Years, all consecutive twelve (12) month periods commencing on the first day of the month of August and terminating on the 31st day of July;

         It is understood that the Landlord may at anytime during the Term change the Lease Year, provided that the Tenant is not prejudiced financially as a result.

1.1.14 "Leased Premises" means the building bearing civic number 2350 Cohen Street, Ville Saint Laurent, Province of Quebec, and the lands described in Schedule "A", and other improvements, equipment and facilities erected or situated on those lands from time to time;

1.1.15 "Minimum Rent" means the rent payable by the Tenant pursuant to Sub-Section 4.1.1 hereof;

1.1.16   "Operating Expenses" are defined in Schedule "D";

1.1.17 "Sales Tax" means all goods and services tax, provincial sales tax, value added tax and any other existing or future tax of a similar nature imposed by any governmental authority with respect to any amount payable by Tenant to Landlord under this Lease.

1.1.18 "Surtax" means the tax on non-residential immoveables and all additions to and substitutions for any such tax, imposed against the Landlord and/or the Leased Premises.

1.1.19 "Taxes" means all municipal, school, urban community taxes (if any), local improvement, snow removal and special taxes (and including any tax on the Landlord and/or the owners of the Leased Premises, which may replace the special, local improvement, municipal, school and/or urban community taxes, rates, levies, assessments) any business and/or water taxes now levied against the Landlord that were previously levied against the Tenant by the province or the municipality, and all tax on paid-up capital assessed against the Landlord or the owners of the Leased Premises with respect to the Leased Premises, and all other taxes, rates, duties, charges, assessments, impositions and levies assessed, levied or imposed by any competent authority having jurisdiction upon or against the Leased Premises or levied, assessed or imposed against the Landlord on account of its ownership of the Leased Premises or its interest therein.

1.1.20 "Tenant" means the Party of the Second Part and its permitted successors and assigns;

1.1.21 "Term" means the period of time for which this Lease has been granted as described in Section 3.1 hereof;

1.1.22 "Utilities" means electricity, gas, water, fuel, steam, power and all other utilities consumed in any part of the Leased Premises.

1.2      INTENT

It is the intent of the parties to this Lease that the Lease shall be totally net and care free to the Landlord, except as expressly stipulated in this Lease. Subject only to the latter exception, the Landlord will not be liable to contribute to any costs, charges, expenses or outlays with respect to the Leased Premises and/or to the Building.

1.3      DUTY TO ACT REASONABLY

The parties agree to act reasonably with one another in their respective dealings regarding this Lease and will cause their professionals, agents, employees and others acting on their behalf to do likewise.


                                   ARTICLE II

                                      LEASE

2.1      LEASE OF PREMISES
The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord, the Leased Premises which have an approximate Gross Lessable Area as set forth in Section III of the Preamble, subject to certification by the Architect.

2.2      DEFECTS

The Landlord shall have no obligation to the Tenant regarding defects, if any, in or in respect to the Leased Promises or in respect to the use for which the Premises are leased. The Landlord will assign any rights that it has against the person from whom it acquired the Leased Premises to the Tenant with respect to any defects in the Leased Premises, or, in the event such assignment is not legally recognized, then Landlord shall take such steps as Tenant shall request, at Tenant's sole cost and expense, to pursue the person from whom Landlord acquired the Leased Premises.

                                   ARTICLE III

                                      TERM

3.1      TERM

The Tenant shall occupy the Leased Premises throughout the Term which shall be, unless sooner terminated pursuant to any other provision hereof, a period equal to that set forth in Section IV of the Preamble.

                                   ARTICLE IV

                                      RENT

4.1      RENTAL

The Tenant covenants and agrees to pay from and after the Commencement Date, to the Landlord, or as the Landlord may direct, in lawful money of Canada, and, notwithstanding any law, usage or custom to the contrary, without any prior demand therefor and without any set-off, compensation, diminution, or deduction whatsoever, rental comprised as follows:

4.1.1 Minimum Rent with respect to each year of the Term equal to the amount provided for in Section V of the Preamble and payable in equal monthly instalments equal to the amount provided for in Section V, in advance on the first day of each calendar month, the first instalment of Minimum Rent to become due on the Commencement Date. If the Commencement Date is on a day other than the first day of a calendar month, then the Tenant shall pay, on the Commencement Date, a portion of the Minimum Rent pro-rated on a per diem basis from the Commencement Date to the end of the month in which the Commencement Date occurs, based upon a period of three hundred and sixty-five (365) days.

4.1.2    The Tenant shall also pay as Additional Rent:

(a)      its Operating Expenses in the manner set forth in Article V;

(b)      Taxes, as set out in Article VI;

(c) unless the Surtax is included within Taxes and/or Operating Expenses, the surtax as provided for in Section 6.5;

(d)      the cost of Utilities, heating and air-conditioning as provided for in
         Article VII.

4.2      LATE PAYMENT CHARGES

Tenant recognizes that the late payment of any rent or other sum due hereunder will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is due and unpaid five (5) days after said amount is due more than twice in any Lease Year, such amount shall be increased by a late charge of an amount equal to:

(a)      $50.00 plus

(b)      $5.00 per day for each day after said five (5) day period.

The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive monthly period until paid. The provision of this paragraph in no way relieves the Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor to pay interest on past due amounts as required under this Lease, nor do the terms of this paragraph in any way affect Landlord's remedies under this Lease in the events that rent or other payment is unpaid after the date due.

                                    ARTICLE V

                               OPERATING EXPENSES

5.1      OPERATING EXPENSES

The Tenant covenants and agrees to pay to the Landlord, or as the Landlord may direct, during each Lease Year, in equal consecutive monthly instalments in advance as Additional Rent, without any set-off, compensation or deduction whatsoever, an amount equal to Taxes and Operating Expenses on the first day of each month, as hereinafter determined.

5.2      INITIAL AMOUNT OF TAXES AND OPERATING EXPENSES

The initial amount of Taxes and Operating Expenses shall be an annual amount equal to the amount provided for in Section VI of the Preamble. This amount shall be adjusted at the end of the Lease Year or during any Lease Year based on real costs incurred by the Landlord and on the Landlord's expectation of costs for the current or following Lease Year or part thereof.


The amounts payable by the Tenant pursuant to the above paragraph shall be estimated by the Landlord for each Lease Year; the Tenant agrees to pay to the Landlord, in addition to its Minimum Rent, the Operating Expenses in monthly instalments in advance, on the first day of each calendar month, subject, in the case of the Surtax, to Section 6.5.2. At the end of each Lease Year for which estimates have been determined, the Tenant shall be advised of the real amounts payable as Operating Expenses, and, if the amount the Tenant has paid is less than the amounts due, the Tenant shall pay such additional amounts due with the next monthly payment of Minimum Rent. If the Tenant has paid in excess of the amounts due, the excess shall be refunded by the Landlord in the form of a credit applied towards the next Minimum Rent and Additional Rent payments due. Landlord may require adjustments for taxes and insurance during any Lease Year if the expected or actual expenses exceed the initial estimates. Landlord may alternately, at its sole option, require Tenant to pay Taxes and/or Insurance directly to Landlord upon Landlord being required to make payment for same, in accordance with the procedure set forth in Section 6.3 (e).

                                   ARTICLE VI

                                      TAXES
6.1      TAX CONTESTATION

The Landlord shall not have the right to contest taxes during the first ten (10) years of the Term, unless the Tenant so requests. The Tenant shall pay to the Landlord, within five (5) days after demand therefor by the Landlord, as Additional Rent, any expenses, including legal, appraisal, administration and overhead expenses, incurred by the Landlord in obtaining or attempting to obtain a reduction of any Taxes, provided, however, the Landlord shall have no obligation to contest the levying or imposition of any Taxes.

6.2      BUSINESS AND OTHER TAXES OF THE TENANT

As Additional Rent and to the complete exoneration of the Landlord, the Tenant shall pay to the competent authority having jurisdiction, all water and business taxes, garbage taxes and all taxes imposed or levied against the personal or moveable property, trade fixtures and other property placed by the Tenant in, on or about the Leased Premises. If any such taxes are imposed or levied against the Landlord or the Landlord's property in or on the Leased Premises and the Landlord pays the same (which the Landlord shall have the right to do regardless of the validity of such levy) then the Tenant shall forthwith reimburse the Landlord, as Additional Rent, the amount of such payment by the Landlord. Should the assessed value of the Leased Premises be increased by the inclusion of the value of such property or trade fixtures of the Tenant or be increased by alterations, additions or improvements made by the Tenant in and to the Leased Premises and if the Landlord pays the taxes based on such increased assessments (which the Landlord shall have the right to do regardless of the validity thereof) then and in such event the Tenant shall upon demand likewise pay to the Landlord as Additional Rent the amount of such taxes resulting from such increase in the assessment. Should any competent authority having jurisdiction require that any of the taxes mentioned in this Section 6.2 be paid by the Landlord in lieu of payment by the Tenant, then, regardless of the validity or correctness of such requirement, the Tenant undertakes to pay to the Landlord the amount of any such taxes charged to the Landlord on account of or related to the Leased Premises.

6.3

[6.3a) DELETED BY THE PARTIES.]

b) The Tenant shall (i) pay to the taxing authorities or to the Landlord as Additional Rent as the Landlord may direct, and discharge in each year during the Term and within the times provided for by the taxing authorities, all Taxes that are levied, rated, charged or assessed from time to time, respectively against the Leased Premises or any part thereof, on the basis of a separate property tax bill and separate property assessment notice rendered by any lawful taxing authority;
         (ii) provide the Landlord within ten (10) days after demand with a copy of any separate tax bills and assessment notices for the Leased Premises or any part thereof, (iii) promptly deliver to the Landlord receipts evidencing the payment of such Taxes payable to any such taxing authorities as aforesaid and furnish such other information in connection therewith as the Landlord reasonably requires.

c)       In addition to the taxes payable by the Tenant pursuant to paragraph
         (b) of this Article, the Tenant shall pay as Additional Rent to the lawful taxing authorities, or to the Landlord, as it may direct, and shall discharge in each Lease Year when the same becomes due and payable (i) all taxes, rates, duties, assessments, or surtaxes charged against the Landlord in lieu thereof and other charges that are levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of the Tenant on or in the Leased Premises, or any part or parts thereof, or against the Landlord on account of its ownership thereof or interest therein, including Tax on capital; and
         (ii) every tax and license fee which is levied, rated, charged or assessed against or in respect of any and every business carded on in the Leased Premises, or any surcharge exigible in lieu thereof against the Landlord on account of its ownership thereof or interest therein, (all of the foregoing being collectively referred to as "Business Taxes") and whether in any case, any such taxes, rates, duties, assessments or license fees are rated, charged or assessed by any Federal, Provincial, Municipal, School or other body during the Term or any extension thereof.

d) The Tenant shall (a) upon request of the Landlord [d(i) AND (ii) DELETED BY THE PARTIES] (iii) furnish such other information in connection with any such Taxes and any such Business Taxes payable by the Tenant pursuant to Section "c" of this Article as the Landlord reasonably determines from time to time; and (b) promptly deliver to the Landlord notice of any appeal or contestation which the Tenant shall intend to institute with respect to any such Taxes payable pursuant to Section "b" of this Article or any such Business Taxes payable pursuant to Section "c" of this Article and consult with the Landlord prior to any such appeal or contestation. If the Tenant proceeds to appeal or contest, the Tenant shall deliver to the Landlord such security for the payment of such Taxes and Business Taxes as the Landlord deems advisable and the Tenant shall diligently prosecute any such appeal or contestation to a speedy resolution and shall keep the Landlord informed of its progress in that regard, from time to time.

         The Tenant shall promptly indemnify and keep indemnified the Landlord from and against all loss, costs, charges and expenses occasioned by or arising from all such Taxes and all such Business Taxes and any taxes which may in future be levied in lieu of such Taxes or Business Taxes or which may be assessed against any rentals payable pursuant to this Lease in lieu of such Taxes or Business Taxes, whether against the Landlord or the Tenant, including without limitation, any increase whensoever occurring in Taxes or Business Taxes directly or indirectly arising out of any appeal or contestation by the Tenant of the Taxes or Business Taxes relating to the Leased Premises. Excluded from this indemnity will be any failure by Landlord to pay Taxes or Business Taxes that have been paid to it by the Tenant.

e) All Taxes payable to Landlord by Tenant shall be paid ten (10) days after invoice by Landlord to Tenant for Taxes, and not more than ten
         (10) days before such payment is due to the Taxing Authority.

6.4      SALES AND SERVICES TAX

The Tenant shall pay to the Landlord all Sales Tax calculated in accordance with applicable legislation, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes. Sales Tax will be paid at the same time as the payment to which same relates. Despite any other section or clause in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be Rent, but the Landlord shall have all of the same remedies for and rights of such amount as it has for recovery of Rent under this Lease.

6.5.     Surtax

[6.5.1 DELETED BY THE PARTIES.]

6.5.2    The Tenant will pay the of Surtax in the manner described in Section
         5.2 or by the date or dates the Landlord must pay the Surtax to the taxing authority.

[6.5.3 DELETED BY THE PARTIES.]

                                   ARTICLE VII

              UTILITIES AND HEATING, VENTILATION, AIR-CONDITIONING

7.1      HEATING AND UTILITIES - ADDITIONAL RENT

7.1.1 The Tenant shall pay the cost of heating and air-conditioning (if any) of the Building.

7.1.2 The Tenant shall assume and pay for all gas, water, steam or hot water, electricity or other utilities which may be used in the Leased Premises or in respect thereof and for fittings, machines, apparatus, meters or other devices and things leased and/or to be installed in respect thereof, or for all work or services performed by any corporation or commission in connection with such public utility, the whole during the Term of this Lease or any extension thereof.

7.1.3 in no event shall the Landlord be liable for, nor has the Landlord any obligation with respect to, an interruption or cessation of, or a failure in the supply of any such Utilities, services or systems in, to or serving the Leased Premises, whether supplied by the Landlord or others.

7.2      OVERLOADING OF UTILITY FACILITIES

The Tenant will not install equipment that will exceed or overload the capacity of any utility facilities. If equipment installed by the Tenant requires additional utility facilities, such equipment will be installed at the Tenant's expense in accordance with plans and specifications approved by the Landlord prior to installation.

7.3      HEATING VENTILATING AND AIR-CONDITIONING

The Tenant shall, at its expense, operate, repair, maintain and replace, when necessary, the heating, air-conditioning and ventilation systems in and for the Building. Any additional installation over and above the initial equipment installed shall conform to specifications approved by the Landlord, prior to their installation in the Leased Premises.

7.4      FAILURE OF TENANT TO COMPLY

In the event that Tenant fails to commence to carry out any of the above (other than any obligation to pay imposed with respect to the foregoing) within ten
(10) days after notice in writing from Landlord or in the event Tenant fails to diligently continue until same shall be fully remedied, the Landlord may carry out such obligation and include the cost in Operating Expenses, including a fifteen percent (15%) administration fee.

                                  ARTICLE VIII

                             USE OF LEASED PREMISES

8.1      USE OF PREMISES

The Tenant shall use the Leased Premises solely for the purpose of conducting the business set forth in Section VII of the Preamble and the Tenant will not use or permit the use of the Leased Premises or any part thereof for any other business or purpose, without the consent of the Landlord, which consent shall not be unreasonably withheld.

8.2      COMPLIANCE WITH LAWS

The Tenant shall, at its sole cost and expense, promptly:

8.2.1 observe and comply with all provisions of law, by-law or regulation of all governmental, para-governmental or insurance company authorities and, without limiting the generality of the foregoing, with all requirements of all such authorities having jurisdiction now or hereafter in force which pertain to the Leased Premises, the Tenant's use of the Leased Premises or the conduct of any business in the Leased Premises, or the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements to the Leased Promises;

8.2.2 carry out all modifications, alterations or changes of or to the Leased Premises and the Tenant's conduct of business in or use of the Leased Premises which are required by any such authorities, provided, however, that prior to effecting any such modification, alteration or change, the Tenant shall deliver to the Landlord for its written approval, plans and specifications in connection therewith.

8.3      REMEDIES OF LANDLORD

Should the Tenant in any way fail to observe any of the obligations of the present Article VIII, Landlord shall be entitled, without prejudice to any and all other rights and recourses hereunder, to immediate injunctive relief in order to force the Tenant to abide by the present Article VIII or prevent the Tenant from breaching same. The foregoing in no way restricts the right to specific performance for any other default of the Tenant mentioned elsewhere in this Lease.


                                   ARTICLE IX

                      MAINTENANCE, REPAIRS AND ALTERATIONS

9.1      IMPROVEMENTS TO LEASED PREMISES

9.1.1 The Landlord shall effect at its expense, the improvements more fully described in Schedule "C" hereto annexed. All improvements in and to the Leased Premises other than those set forth in Schedule "C" shall be the responsibility of Tenant and shall be performed at Tenant's sole cost and expense, the whole subject to the terms and conditions hereinafter set forth, and shall become the property of the Landlord once incorporated into the Leased Premises. The Tenant undertakes to carry out, at its own expense, modifications to the building according to the plans annexed hereto as Schedule "F", prior to July 1, 1997, in which case, Tenant shall furnish the Landlord with all appropriate performance bonds and such other assurances in favour of the Landlord as Landlord may reasonably require, before commencing any work. The following is also required as relating to Tenant's proposed improvements:

9.1.2 The Tenant shall forward for approval by the Landlord mechanical / electrical plans which shall be issued in final format and shall be stamped by a professional engineer. Plans shall be accompanied by full specifications for all materials provided.

9.1.3 All sprinkler and fire protection work shall be installed in accordance with standards required by Landlord's insurers. Plans for the sprinkler work shall be submitted to the Landlord's insurer for approval.

9.1.4 The Tenant, at his expense shall obtain an architect's opinion that drainage is adequate in new parking lot.

9.1.5 The Tenant, at his expense, shall provide the services of a roof inspector acceptable to the Landlord who shall supervise the roof cuts and provide the Landlord with a copy of his reports.

9.1.6 All work shall be in accordance with all governing codes and regulating agencies having jurisdiction over the work.

9.1.7 The Tenant shall provide details with regards to environmental protective measures taken for the generator fuel tank. (Ignore this item, if generator is gas fired.).

9.1.8 Tenant to provide full and final quittances from all trades performing work on the property no later than 60 days following final substantial completion of the work.

9.1.9 Tenant to provide full "as built" set of drawings no later than 60 days following substantial completion of the work, which shall be signed by the professionals supervising the work.

9.1.10 The Landlord reserves the right to review the plans of any "lien future" between the property known as 2350 Cohen and the property known as 4625 Dobrin.

9.1.11 The Tenant shall provide the Landlord with satisfactory proofs of insurance of all contractors working on the Leased Premises prior to the commencement of work and shall be responsible that insurance satisfactory to the Landlord is held in force for the duration of the work or any other major improvements which the Tenant wishes to undertake from time to time. These certificates shall name the Landlord as named insured.

The parties agree that the above comments are not all-inclusive. Landlord has not examined Tenant's plans and specifications in detail and assumes no responsibility for the sufficiency or standards of the plans or for their execution.

Any implied approval hereby given is for the broad concept shown by the plans, and is still subject to the comments annexed.

9.2      CONDITIONS OF PREMISES

9.2.1 Subject to Section 2.2, the taking of possession of the Leased Premises by the Tenant shall be conclusive evidence as against the Tenant that the Leased Premises were satisfactory to the Tenant at the time of such possession. The Tenant acknowledges that it has received no promise of the Landlord to after, remodel, improve, repair, decorate or clean any part of the Leased Premises, and no representation respecting the condition of the Leased Premises has been made by the Landlord to the Tenant. The Tenant shall, at all times, keep the Leased Premises in a clean and sanitary condition, in accordance with the laws, directions, rules and regulations of governmental agencies having jurisdiction, and at Tenant's sole expense, and in all respects the Tenant shall comply with all requirements of law applicable to the Leased Premises.

9.2.3 The Tenant shall at all times during the Term hereof or any extension or renewal thereof, at its own cost and expense, maintain the Leased Premises and shall keep them and every part thereof in working order and condition and shall promptly make all necessary repairs and replacements (including major structural repairs) to the Leased Premises and to pipes, mains and any other machinery, facilities and equipment belonging to or connected with the Leased Premises or used in their operation, including without limitation, heating, plumbing, ventilating, electrical, parking areas, loading areas, driveways, ramps, sidewalks, fences, lawns and shrubs, the whole at the Tenant's expense and whether the repairs are normally defined at Landlord's or Tenant's and whether such repairs be major or minor, and shall heat the Building to a sufficient temperature to avoid damage or deterioration of the Building. When used in this Section, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work.

9.3      MAINTENANCE AND REPAIRS BY TENANT

9.3.1 The Tenant shall, at all times during the Term, at it sole expense, keep and maintain in good order, first-class condition and repair as reasonably determined by the Landlord, the whole of the Leased Premises and the Tenant shall, notwithstanding any article to the contrary in the Civil Code with respect to maintenance and repairs and subject to
         Section 9.4, make all needed repairs and replacements (whether major or minor and those which the Civil Code requires of a landlord) and notwithstanding Article 1867 of the Civil Code, any work that may be required from time to time to maintain the Leased Premises for the purpose for which they are leased, with due diligence and dispatch. If the Tenant fails to maintain, repair or replace and if it does not commence to remedy the defect within ten (10) days after written notice from the Landlord to that effect and diligently proceed to complete said work thereafter, the Landlord may then remedy the defect and take all necessary measures thereto; the Tenant shall then pay to the Landlord, on demand, as Additional Rent, all required costs for work done, plus fifteen percent (15%) for the Landlord's overhead and supervision costs, and the Tenant agrees that such entry into the Leased Premises by the Landlord does not constitute an eviction or breach of any obligation to provide peaceable enjoyment.

9.3.2. The Tenant shall provide the Landlord, upon written request, with evidence of the following contracts which shall be kept in force during the Term:

         a)       Fire alarm service contract;

         b)       Sprinkler service contract and test reports;

         c)       Air conditioning service contract and reports;

         d)       Grease interceptor cleaning contract and reports.

9.3.3 The Tenant shall permit the regular inspections of the Landlord's insurer and shall comply with all reasonable recommendations of the Landlord's insurer.

9.4      APPROVAL OF TENANT'S REPAIRS

Before commencing any repair, alteration, replacement, change or improvement in and to the Leased Premises, the Tenant shall submit to the Landlord:

9.4.1 for the Landlord's prior approval, details of the proposed work, including drawings and specifications prepared by qualified architects or engineers and conforming to good engineering practice;

9.4.2 such indemnification against hypothecs, costs, damages and expenses as the Landlord reasonably requires; and

9.4.3 evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, licences and inspections from all governmental authorities having jurisdiction.

Any repair, replacement, alteration, change or improvement which is made by the Tenant without the prior written approval of the Landlord or which is not made in accordance with the drawings and specifications approved by the Landlord and acting reasonably, shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense and the Leased Premises shall be restored to its previous condition. Should the Tenant not comply with the Landlord's request to Restore the Leased Premises to its previous condition, the Landlord, acting reasonably, shall have the right to have the Leased Premises restored to its previous condition at the expense of the Tenant, including an additional charge of fifteen percent (15%) for the Landlord's overhead and supervision costs, payable on demand.

All such repairs, replacements, alterations, changes or improvements by the Tenant in and to the Leased Premises approved of by the Landlord shall be performed at the sole cost of the Tenant, by competent workmen, in a good and workmanlike manner, and in accordance with the drawings and specifications approved by the Landlord and subject to the reasonable regulations, controls and inspection of the Landlord. The Landlord shall have the right, at the Tenant's expense, to have all such work in and to the Leased Premises approved by outside consultants chosen by the Landlord.

9.5      SPECIAL REPAIRS

Should Landlord effect repairs, alterations, additions or improvements to the Leased Premises (which are not Tenant's responsibility under this Lease), the Tenant shall permit same to be performed without being entitled to any indemnity or reduction in rental or any damages or compensation therefor. All such work shall be completed by the Landlord with reasonable dispatch and the cost thereof shall, subject to Section 10.5, be included in Operating Expenses.

9.6      MAINTENANCE BY THE LANDLORD

The Landlord shall at all times throughout the Term, but subject to Article X, maintain and repair or cause to be maintained and repaired, as would a prudent owner of a reasonably similar property, the structure of the Building including, without limitation, the foundations, exterior weather walls, sub-floor, roof, bearing walls and structural columns and beams of the Building. The cost of such maintenance and repairs shall be included in Operating Expenses unless the Landlord is required, due to the business carried on by the Tenant, to perform such maintenance and repairs by reason of the application of laws or ordinances or the direction, rules or regulations of any duly constituted regulatory body, or by reason of any act, omission to act, neglect or default of the Tenant, or those for whom the Tenant is in law responsible, in which event, the Tenant shall be liable and responsible for the total cost of such maintenance and repairs plus a sum equal to fifteen percent (15%) of the total cost of such maintenance and repairs representing the Landlord's administrative and supervision costs, which amount shall immediately become due and payable to the Landlord as Additional Rent upon demand.

[9.7 DELETED BY THE PARTIES.]

9.8      RIGHT OF INSPECTION

During the Term, upon notice to Tenant, except in the event of emergency, the Landlord, its servants, employees and agents may enter the Leased Premises from time to time, as the Landlord sees fit, during normal business hours, or in the case of emergency, at any other time, to examine the state of repair, decoration and order of the Leased Premises and the equipment, fixtures and improvements therein and to make such alterations or repairs as the Landlord shall deem necessary acting reasonably for the safety or preservation of the Leased Premises. All lack of repair and maintenance found upon such examination and for which the Tenant is responsible pursuant to this Lease shall, within ten (10) days after notice to the Tenant or such longer time as is reasonable in the circumstances, be properly and sufficiently repaired by the Tenant. If the Tenant fails to repair and maintain as provided for in this Lease, the Landlord may, without prejudice to any of its other rights or recourses, but shall not be obliged to, carry out such repairs or maintenance as may be necessary and all costs incurred by the Landlord for making such repairs or maintenance, together with a sum equal to fifteen percent (1 5%) of such sum representing the Landlord's administrative and supervision costs, which amount shall be payable forthwith by the Tenant as Additional Rent. In no event shall the Landlord, its contractors, subcontractors, agents, servants or employees be liable for any damage, contractual or extra- contractual, suffered to the Leased Premises by reason of the foregoing entry, examination or work as provided for in this Section.

9.9      LOSS OF ENJOYMENT

It is expressly understood that any loss of enjoyment of the Leased Premises resulting from the necessity to make repairs, replacements, maintenance or re-building, alterations, or improvements or resulting from the carrying out thereof, whether by the Landlord or the Tenant and regardless of whether the party so carrying out is or is not bound thereto to this Lease, shall not constitute grounds for the cancellation, termination or resolution of this Lease, or for diminution of the rent payable herein, or for a claim in damages, contractual or extra-contractual.

Notwithstanding anything to the contrary contained herein, Landlord shall not carry out any repairs, replacements, construction or improvements in the Leased Premises except in accordance with Sections 9.6, 9.7 and 9.8 hereof.

9.10     OVERLOADING OF FLOORS

The Tenant shall not bring upon the Leased Premises any machinery, equipment, article or thing that by reason of its weight, size or use might, in the opinion of the Landlord, damage the Leased Premises nor shall the Tenant at any time overload the floors of the Leased Premises. If any damage is caused to the Leased Premises by any machinery, equipment, object or thing or by overloading, or by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, the Tenant shall forthwith repair such damage or, at the option of the Landlord, pay the Landlord forthwith on demand as Additional Rent the costs of repairing such damage plus the sum equal to fifteen percent (15%) of such costs representing Landlord's administrative costs.

9.11     DISCHARGE OF HYPOTHECS

The Tenant shall, throughout the Term, promptly pay all its contractors, suppliers and workmen for any work or services performed or materials supplied which might give rise to a prior claim or hypothec and shall ensure that no hypothec be registered against the Leased Premises or any part thereof as a result of any work carried out by or at the request of Tenant. Should a hypothec be registered against the Leased Premises or any part thereof as a result of work or services performed by or on behalf of the Tenant or as the result of materials supplied to the Tenant, the Tenant shall upon request by the Landlord, its agents or representatives, cause the hypothec to be discharged forthwith and, should the Tenant fail to discharge same promptly, then in such event and in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obliged to, discharge the same by paying the amount claimed directly to the hypothecary creditor. The amount so paid together with all costs and expenses, including attorney's fees incurred for the discharge of the hypothec, shall, upon demand, be immediately due and payable by the Tenant to the Landlord as Additional Rent.

9.12     SIGNS, AWNINGS AND CANOPIES

The Tenant shall not paint, affix, display or cause to be painted, affixed or displayed any sign, picture, advertisement, notice, lettering or decoration on any part of the exterior of the Building or the Leased Premises without, in each instance, the prior written approval of the Landlord, which approval shall not be unreasonably withheld or delayed.

9.13     SURRENDER OF PREMISES

At the expiration of the Term or earlier termination of this Lease, the Tenant will surrender the Leased Premises in the same condition in which the Leased Promises were upon delivery of possession thereof for reasonable wear and tear and except for repair which is the responsibility of the Landlord hereunder and will surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of Minimum Rent and will inform the Landlord of all combinations of locks, safes and vaults, if any, in the Leased Premises. The Tenant shall not be permitted or required to remove anything from the Premises at the end of the Term unless, at the time that Landlord gives its consent to any changes or improvements, Landlord indicates to Tenant that it will require Tenant to remove same at the end of the Term, and shall forthwith repair any damage to the Leased Premises caused by their installations or removal. The Tenant's obligation to observe or perform this obligation will survive the expiration or other termination of this Lease.

9.14     TENANT'S OBLIGATION TO PROTECT

The Tenant shall protect from damage all the heating and air-conditioning apparatus, water, gas and drain pipes, water closets, sinks and accessories thereof in and about the Leased Premises and keep same free from all obstructions that might prevent their free working and give to the Landlord prompt written notice of any accident to or defects in same or any of their accessories. Any damage resulting from misuse or failure to protect same shall be the sole responsibility of the Tenant.

                                    ARTICLE X

                             INSURANCE AND INDEMNITY

10.1     TENANT'S INSURANCE

The Tenant shall, throughout the Term and during such other time as the Tenant occupies the Leased Premises or part thereof, at its sole cost and expense, take out and keep in full force and effect the following insurance:

10.1.1 "all-risk" insurance, including the perils of fire, upon property of every kind and description owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant and which is located within the Leased Premises, in amounts not less than the full replacement cost, in each case, thereof. If there is a dispute as to the amount which comprises full replacement cost, the decision of the Architect or the Hypothecary Creditor shall be conclusive;

10.1.2 business interruption insurance in such amount as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in Sub-Section
         10.1.1 when applicable and other perils commonly insured against by prudent tenants operating under similar circumstances;

10.1.3 comprehensive general liability insurance including but not limited to personal injury liability, contractual liability, contingent employer's liability, non-owned automobile liability and owners' and contractors' protective insurance coverage with respect to the Leased Premises, to the business carried on, in or from the Leased Premises and to the Tenant's use of the Leased Premises, coverage to include the activities and operations conducted by the Tenant and any other person on the Leased Premises, and by the Tenant and any other person performing work on behalf of the Tenant and those for whom the Tenant is in law responsible in any other part of the Leased Premises. Such policies shall be issued for the global amount of not less than Two Million Dollars ($2,000,000.) for each occurrence involving bodily injury, death or property damage, or for such higher limits as the Landlord may reasonably require from time to time;

10.1.4 any other form of insurance as the Hypothecary Creditor or the Landlord may reasonably require from time to time in form, in amounts and for insurance risks determined by them, acting reasonably.

10.2     TERMS AND CONDITIONS OF TENANT'S INSURANCE

Each insurance policy referred to in Section 10.1, other than the "all-risk" insurance referred to in Subsection 10.1.1 and the business interruption insurance referred to in Subsection 10.1.2, shall name the Landlord and any persons, firms or corporations designated by the Landlord, as named insureds as their interests may appear, and will contain:

10.2.1 the standard mortgage clause as may be required by the Hypothecary Creditor;

10.2.2 a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and/or against those for whom the Landlord is in law responsible, and, in the case of comprehensive general liability, a cross liability and severability of interests clause;

10.2.3   a waiver in favour of the Landlord and the Hypothecary
         Creditor of any breach of warranty clause such that the insurance policies in question shall not be invalidated as respects their interests, by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies;

10.2.4 a clause stating that the Tenant's insurance policy will be considered as primary insurance and shall not call into contribution any other insurance that may be available to the Landlord.

The Landlord, for purposes of insurance, shall be designated as:

         Amenagements Rovo Inc.
         Les Associes Presud

The Landlord reserves the right to modify this list periodically at no cost to the Landlord.

All policies shall be issued by insurers acceptable to the Landlord and shall be in a form satisfactory from time to time to the Landlord. The Tenant agrees that certificates of insurance or, if required by the Landlord or the Hypothecary Creditor upon written request, certified copies of each such insurance policy will be delivered to the Landlord as soon as practicable after the issuance of the required insurance. All policies shall contain an undertaking by the insurers to notify the Landlord, at the address for sending notices to the Landlord and the Hypothecary Creditor, in writing, not less than thirty (30) days prior to any material change, cancellation or termination thereof. The Tenant also agrees that if the Tenant fails to take out or keep in force any policy of insurance referred to in Section 10.1, the Landlord shall have the right, after notice in writing to Tenant of at least three (3) business days, but not the obligation to do so, to pay the premium and in that event the Tenant will pay to the Landlord the amount so paid as premium plus fifteen percent (15%) for administrative costs as Additional Rent and it will be due and payable on the first day of the month next following the payment by the Landlord.

The acquisition and maintenance by the Tenant of the insurance policies as required pursuant to Section 10.1 shall in no manner whatsoever limit or restrict the liability of the Tenant under this Lease.

Notwithstanding any contribution by the Tenant to the insurance premiums, the Tenant agrees that it shall have no insurable interest in the insurance carried by the Landlord, and the Tenant will have no right to receive any proceeds of any such insurance.

10.2.5 a clause stating that the Tenant's insurance policy will extend to any and all activities which may occur on the exterior of the Building but within the Leased Premises (which shall included the lands) as defined in Article 1. Furthermore, for purposes of clarity, the policy shall clearly stipulate that coverage is extended to the parking lot of the Tenant.

10.3     INCREASE IN LANDLORD'S INSURANCE PREMIUMS

The Tenant will not keep, or suffer to be kept, anything, or use, sell or offer for sale any article or merchandise in, upon or about the Leased Premises that may contravene or be prohibited by any of the Landlord's insurance policies covering the Leased Premises or any part thereof or which will prevent the Landlord from procuring such policies with companies acceptable to the Landlord. If the occupancy of the Leased Premises, the conduct of business in the Leased Premises, the sale of any merchandise on the Leased Premises (whether or not the Landlord has consented to the sale of such merchandise) or in any other portion of the Leased Premises or any acts or omission of the Tenant in the Leased Premises or any other portion of the Leased Premises causes or results in any increase in premiums for any of the Landlord's insurance policies, the Tenant shall, upon the rendering by the Landlord of the invoices for such additional premiums forthwith pay such increase in premiums as Additional Rent forthwith. In determining whether increased premiums are the result of the Tenant's use of the Leased premises or any other portion the Leased Premises, a statement issued by the organization establishing the insurance rate on the Leased Premises will be conclusive evidence of the reasons causing the increase in premiums.

10.4     CANCELLATION OF INSURANCE

If any insurance policy on the Leased Premises or any part thereof is cancelled or threatened by the insurer to be cancelled, or the coverage thereunder reduced or threatened to be reduced by the insurer by reason of the use or occupancy of the Leased Premises or any part thereof by the Tenant or by any assignee or sub-tenant of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, and if the Tenant falls to remedy the condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of coverage within twenty-four (24) hours after notice thereof by the Landlord, the Landlord may, at its option, and without liability to the Tenant, either:

10.4.1 enter the Leased Premises and remedy the conditions giving rise to the cancellation or reduction or threatened cancellation or reduction and the Tenant will pay, on demand as Additional Rent to the Landlord the cost thereof. The Tenant agrees that any such entry by the Landlord is not a re-entry or a breach of any obligation for peaceable enjoyment contained in this Lease; or

10.4.2   re-enter the Leased Premises forthwith and thereupon the provisions of
         Article XIV will apply.

The Tenant agrees that the Landlord will not be liable for damage or injury caused to property of the Tenant or others located on the Leased Premises as a result of any entry or re-entry by the Landlord under this Section 10.4.

10.5     LOSS OR DAMAGE

10.5.1 The Landlord shall not be liable for any loss, damage, death or injury arising from or out of any occurrence in, upon, at or relating to the Leased Premises (to the extent that this waiver is permitted by law), or damage to property of the Tenant or of others located on the Leased Premises, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, unless such death, injury, loss or damage results from the negligence of the Landlord, its agents, servants and employees or other persons for whom it may in law be responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Leased Premises or from the pipes, appliances, plumbing works, roof, sub-surfaces of any floor or ceiling or from the street or any other place or by dampness or by any other cause whatsoever and, notwithstanding any provision of the Civil Code to the contrary, any act or omission of any other tenant or occupant of the Leased Premises. The Landlord shall not be liable for any such damage caused by other tenants or by persons in the Leased Premises or by occupants of property adjacent thereto or the public, or caused by construction or by any private, public or quasi-public work. All property kept or stored on the Leased Premises shall be so kept and stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord and save it harmless from and indemnify it against any claims resulting or arising out of any damages to the same, including, without limitation, any subrogation claims by the Tenant's insurers.

10.5.2 Without in any way limiting the application of the foregoing subsection, where any damage to person or property is caused by the Landlord or any person for whom the Landlord is responsible on or about the Leased Premises, and the loss is wholly or partly covered by insurance which the Tenant is either: (a) in fact maintaining; or (b) is required to maintain under the terms of this Lease, then to the extent the Landlord is liable for damage, the Tenant hereby releases the Landlord for any amount equal to the greater of the actual insurance proceeds Tenant receives in respect of such damage or the insurance proceeds it would receive if it maintains the required insurance and diligently pursues all claims against each applicable insurer.

 10.6    INDEMNIFICATION OF LANDLORD

Notwithstanding any other term, obligation and condition contained in this Lease, including, without limitation, the Landlord's obligation to repair and the Tenant's obligation to pay the costs of insurance, but subject to Section
10.7 hereof, the Tenant shall indemnify and save it harmless from and against any and all loss, claim, action, damage, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease, or any occurrence in, upon or at the Leased Premises, or the occupancy or use by the Tenant of the Leased Promises or any part thereof or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Leased Premises by the Tenant. If the Landlord without fault on its part should be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs and expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation. The Tenant shall also pay all costs, expenses and legal fees that may be incurred or paid by the Landlord in enforcing the terms, obligations and conditions of this Lease.

10.7 The Landlord will insure the Building and the Land as a reasonably prudent landlord of a similar building, it being, however, agreed and understood that the Landlord will not insure any of Tenant's improvements that are not incorporated into the Building, same being the responsibility of the Tenant.

The Landlord's property insurance will contain a waiver of any subrogation rights which the Landlord's insurers may have against the Tenant and/or those for whom the Tenant is in law responsible. The Landlord releases and waives any and all claims for damages against the Tenant and those for whom the Tenant is in law responsible with respect to occurrences insured or to be insured by the Landlord, whether or not such claims arise as a result of the negligence of the Tenant or of those for whom Tenant is in law responsible.

                                   ARTICLE XI

                    DAMAGE AND DESTRUCTION AND EXPROPRIATION

11.1     DESTRUCTION OF LEASED PREMISES

a) In the event that the Building is wholly destroyed, then either Tenant or Landlord shall have an option to cancel the Lease, upon giving the other notice within forty-five (45) days of the event.

b) Should the Building be partially destroyed and it will take longer than six (6) months to rebuild, then either Landlord or Tenant shall have an option to cancel the Lease, upon giving the other notice within forty-five (45) days of the event. If neither party elects to cancel, then Landlord shall rebuild and all rent will abate in the proportion that the unusable part of the Building forms to the whole of the Building.

c) If it will take less than six (6) months to rebuild, then, provided that Landlord is insured therefor or would have been insured therefor had it insured as a reasonable prudent Landlord, then Landlord shall proceed to rebuild and all rent will abate as aforementioned.

d) The Landlord's architect shall notify the Landlord and the Tenant within thirty (30) days of the damage or destruction of the time needed to repair.

From the date of the destruction or damage until the Leased Premises have been restored and rendered fit for occupancy.

Upon the Tenant being notified in writing by the Landlord that the Landlord's obligations pursuant to this Section 11.1 have been substantially completed, the Tenant shall forthwith complete all Tenant's work, including, without limitation, such work as provided in Schedule "C" hereto and all work required to fully restore the Leased Premises for business fully fixtured, stocked and staffed. The Tenant shall diligently complete the Tenant's Work and Minimum Rent and Additional Rent shall recommence at the earlier of the expiration of sixty
(60) days following completion of Landlord's Work or the commencement of business by Tenant in the portion of the Leased Premises that have been damaged or destroyed.

11.2     LEASE IN FORCE

Notwithstanding anything to the contrary contained in the Civil Code, and except as may otherwise be provided in this Article XI, this Lease shall continue to be and remain in full force and effect upon the occurrence of any damages or destruction to the Leased Premises and/or the Leased Premises or any part(s) thereof as contemplated in this Article XI.

11.3     REBUILDING

It is expressly understood that all repair and rebuilding by the Landlord under any provision of this Article XI may be carried out by the Landlord, as the Landlord, in its discretion, determines and, without limiting the generality of the foregoing, in no event shall the Landlord be bound to repair or rebuild the Leased Premises to their original form, specification or dimension, providing that the parties agree, acting reasonably. to the form, specification and dimension of the rebuilt premises.

11.4     EXPROPRIATION

Both the Landlord and the Tenant agree to cooperate with each other in respect of any expropriation of all or any part of the Leased Premises, so that each may receive the maximum award to which each is respectively entitled by law.

In the event that the whole or any part of the Leased Premises is condemned, reserved, expropriated or taken or acquired in any manner for any public or quasi-public use or purpose, rendering the operation of the Leased Premises, no longer practical, then either party may, at its option, terminate this Lease by giving notice to the other party, to the effect that the Term shall expire upon the date of the taking of possession thereof by the expropriating authority and, in the event of such expiration, each party shall have no claim against other for any reason whatsoever. The Landlord and the Tenant hereby reserve all right to claim damages against the expropriating authority. The Tenant agrees that the Landlord shall have no obligation to contest any expropriation proceedings.

                                   ARTICLE XII

                             SUB-LET AND ASSIGNMENT

12.1    CONSENT TO SUB-LET OR ASSIGN

Notwithstanding any law, usage or custom to the contrary, the Tenant shall not transfer, assign, hypothecate or encumber this Lease or any of the Tenant's right, title or interest therein or thereto, or sub-let the whole or any part of the Leased Premises or permit the Leased Premises or any part thereof to be used, occupied or possessed by another without conforming to the terms of
Section 12.3, and in any event without the prior written consent of the Landlord, which consent shall not be unreasonably withheld as it applies only to a transfer, assignment or sublet. The consent to hypothecation or encumbrance may be withheld at the Landlord's sole discretion and shall not be subject to any test of reasonableness. Without limiting or restricting, in any manner whatsoever, the Landlord's right to refuse its said consent on other reasonable grounds, it is expressly understood and agreed that the refusal by the Landlord to grant its said consent shall be deemed reasonable, where the Tenant is in monetary and/or material default under this Lease, or where the occupant, transferee, assignee or sub-lessee is not, in its sole discretion and determination, satisfactory to the Landlord as regards financial standing. The consent of the Landlord to any such transfer, assignment, encumbrance, sub-let or use shall not constitute a waiver of this Section and shall not be deemed to permit any further transfer, assignment, encumbrance, sub-let or use by another.

12.2    CONDITIONS PRECEDENT

As a condition precedent to any transfer or assignment of this Lease or sub-letting of the whole or any part of the Leased Premises, the Tenant shall indicate, in writing, to the Landlord the proposed assignee, transferee or sub-lessee and providing other information as the Landlord, acting reasonably, may request, including, without limitation, information concerning the principals thereof and such other financial or business information as the Landlord or the Hypothecary Creditor may request, and the specific terms and conditions of such proposed assignment or sub-lease.

12.3    LANDLORD'S OPTION

The Landlord shall have a period of fifteen (15) days from receipt of the request for its consent required pursuant hereto and all requested information to either:

12.3.1 consent;

12.3.2 refuse its consent as provided in Section 12.1;

[12.3.3 deleted by the parties.]

If the Landlord consents to such assignment, transfer or sub-let, the Tenant shall have a delay of sixty (60) days commencing from receipt of such consent to proceed to assign, transfer or sub-let to the interested party in accordance with the terms and conditions indicated to the Landlord. If the Tenant fails to so assign, transfer or sub-let within the said delay of sixty (60) days, the Landlord's consent shall be deemed null and void and the Tenant shall not be permitted to assign, transfer or sub-let without again conforming to the provisions of this Article XIII.

12.4     CONDITIONS OF CONSENT

Notwithstanding the provisions of Section 12.3 and in addition thereto, the Landlord shall have the right to require the prospective sub-lessee, transferee or assignee to execute a new lease with the Landlord on the same terms and conditions as contained in this Lease, and in such event the

Tenant shall guarantee to the Landlord, in form and substance satisfactory to the Landlord, the performance of all obligations of such sub-lessee, transferee or assignee under the new lease.

12.5     CHANGE ON CONTROL

The following shall be deemed to be a sub-lease for the purposes of this Lease and shall be subject to the provisions of Article XII:

12.5.1 any transfer, sale or assignment involving in effect (by one or more transactions) a transfer, directly or indirectly, of fifty percent (50%) or more of the voting shares of the share capital of the Tenant;

12.5.2 any transfer, sale or assignment involving in effect (by one or more transactions) a transfer, directly or indirectly, of fifty percent (50%) or more of the ownership in a partnership, where the Tenant is a partnership;

12.5.3 if any person other than the Tenant has or exercises the right to manage or control the Leased Premises or any part thereof, or any of the business carded on therein other than subject to the direct and full supervision and control of the Tenant:

12.5.4 if effective control of the Tenant is acquired or exercised by any person not having effective control of the Tenant as at the date of execution of this Lease.

Notwithstanding the foregoing, this Section 12.5 shall not apply to the Tenant at the time of execution of this Lease and thereafter continuing during the Term and so long as the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada.

12.6    SOLIDARY LIABILITY

Notwithstanding Article 1873 of the Civil Code of Quebec or any other legislation to the contrary, the Tenant shall remain solidarily liable with the assignee, transferee or sub-lessee for the due fulfillment of all of the obligations undertaken herein by the Tenant, or as the case may be, all of the obligations of such sub-lessee, transferee or assignee. The Tenant shall not be released from performing any of the terms, obligations and conditions of this Lease, the Tenant hereby waiving the benefits of division and discussion.

12.7    LIABILITY TO LANDLORD

No assignment, transfer or sub-let shall be permitted unless the sub-lessee or assignee, as the case may be, shall have expressly agreed to be bound directly towards the Landlord for the due fulfilment of all of the Tenant's obligations under this Lease. The Tenant and the assignee, transferee and subtenant will execute such documentation as Landlord requires. At the

Landlord's option, the assignee or transferee will enter into a new lease with the Landlord at the same terms and conditions as this Lease save for the Leased Premises which will be delivered as is, whereas, the Term, which will be the unexpired portion of the Term, and the Minimum Rent of which will be calculated in accordance with Section 4.1.1. The Tenant will guarantee the obligations of the "Tenant" under the new lease in a manner Landlord determines, acting reasonably.

If Landlord consents to a sublease, all sub-rentals and similar amounts payable by a subtenant or other person to the Tenant are hereby irrevocably and unconditionally assigned to the Landlord such that the subtenant or other person will pay all such sums directly to the Landlord and the amounts so paid will be credited against Tenant's monetary obligations under this Lease. In no event will this assignment or any dealings with the subtenant or other person have the effect of releasing the Tenant from any of its obligations under this Lease. Furthermore, it is understood that if Landlord does not collect any sub-rentals or other amounts from any subtenant or other person the Tenant will have no claim or defense against the Landlord in any manner whatsoever, provided that the Landlord notifies Tenant of the defaults on a timely basis. Even in the case of an assignment or transfer, the Tenant shall at all times be considered a solidary cotenant, until the end of the Term stipulated herein, and remain subject to all obligations of the Lease; in case of repudiation of the Lease by the Assignee or Subtenant, its trustee or liquidator or other legal representative, the Tenant shall remain liable and in no way relieved of any obligation of the present Lease.

12.8     ASSIGNMENT BY LANDLORD

In the event of the sale, lease, transfer or other disposition by the Landlord of the Leased Premises or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser or assignee assumes the obligations of the Landlord hereunder or by law, the Landlord shall, thereupon and without further agreement, be released of all liability with respect to such obligations, but only those falling due after the date of the applicable sale, lease, transfer or other disposition or the assignment.

12.9     DOCUMENTS

The cost of preparing, negotiating and executing any document in respect of any assignment, transfer or sublease will be borne exclusively by Tenant.

                                  ARTICLE XIII

                             DEFAULT AND TERMINATION

13.1    EVENTS OF DEFAULT

Each of the following events (hereinafter called an "Event of Default") shall be a default hereunder by the Tenant and a breach of this Lease:

13.1.1 if the Tenant fails to pay Minimum Rent and any other sum payable pursuant to this Lease as and when the same become payable and fails to correct such default within five (5) days after notice in writing from the Landlord, it being hereby agreed and understood that if the Landlord shall be required to send two (2) such notices in any consecutive period of twelve (12) months, Tenant shall not be entitled to any further notice; or

13.1.2 if, during the Term, any of the goods or moveable effects on the Leased Premises are seized or taken in execution or attachment by any creditor of the Tenant, pursuant to a judgment rendered against the Tenant, or pursuant to this Lease (in the event of a seizure before judgment it shall be considered an Event of Default under the present Article if a main-levee of the seizure is not obtained within fifteen (1 5) days of the seizure being practiced); or

13.1.3 if a writ of execution is issued against the goods or property of the Tenant or against this Lease; or

13.1.4 if the Tenant or any person occupying the Leased Premises files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise or becomes bankrupt or insolvent or takes the benefit of or becomes subject to any legislation that may be in force relating to bankrupt or insolvent debtors; or

13.1.5 if any application or petition or certificate or order is made or granted for the winding-up or dissolution or liquidation of the Tenant or its assets, voluntarily or otherwise; or

13.1.6 if the Leased Premises, at any time during the Term, becomes vacant by reason of their abandonment by the Tenant or by the removal of the Tenant by legal process for non-payment of rent, breach of covenant or any other cause; or

13.1.7 if any insurance policy insuring the Leased Premises or the Landlord with respect to the Leased Premises is cancelled or threatened to be cancelled by reason of the use and occupation of the Leased Premises or any part thereof, or

13.1.8 if the Tenant assigns, transfers, encumbers, sub-lets or permits the occupation or use or the parting with or sharing possession of all or any part of the Leased Premises by anyone except in a manner permitted by this Lease and the default is not cured within fifteen (15) days of written notice of such default from the Landlord; or

13.1.9 if any hypothec or other encumbrance is registered against the Leased Premises by reason of any act or omission of the Tenant and the default is not cured within fifteen (15) days of written notice of such default from the Landlord; or

13.1.10 if at any time during the Term, the Tenant or any other person removes or attempts to remove any of the moveable effects of the Tenant from the Leased Premises, save and except in the ordinary course of the Tenant's business, without the written approval of the Landlord; or

13.1.11 if a receiver or a sequestrator is appointed for all or any portion of the Tenant's property; or

13.1.12 if the Tenant is in default in fulfilling any other term, condition or obligation of this Lease and the default is not cured within fifteen (15) days of written notice of such default from the Landlord.

[13.1.13 deleted by the parties.]

then and in every such Event of Default, at the Landlord's option, the Lease will be ipso facto resiliated without judicial proceedings being required and without prejudice to the Landlord's other rights and recourses, and the Term of this Lease will forthwith become forfeited, without diminishing or extinguishing the liability of any guarantor or indemnifier. No payment or acceptance of rental subsequent to such Event of Default will give the Tenant the right to continue occupancy of the Leased Premises or in any way affect the rights of the Landlord herein. If the Landlord at any time terminates this Lease for any breach or by reason of the occurrence of an Event of Default or if any legal action is taken for the recovery of possession of the Leased Premises or for the recovery of possession of the Leased Premises, then the equivalent of six (6) months instalments of Minimum Rent and Additional Rent will immediately become due and payable as accelerated rent, and the Landlord may, in addition to any other remedies it may have hereunder or by law, recover from the Tenant all damages and all expenses it may incur or suffer by reason thereof, including, without limitation, legal fees and legal costs and the cost of repossessing the Leased Premises.

13.2     RE-ENTRY

Upon the occurrence of an Event of Default, the Landlord may, without notice to the Tenant and without prejudice to any other right of the Landlord hereunder or by law, enter and repossess the Leased Premises and it may use such force as it may deem necessary for that purpose and for gaining admittance to the Leased Premises and it may expel all persons and remove all property from the Leased Premises, which property may be removed and sold or disposed of by the Landlord as it deems advisable, or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, the whole without the Landlord being considered guilty or trespassing or becoming subject to any prosection or becoming liable for any loss or damage which may be occasioned thereby, any statute or law to the contrary notwithstanding.

13.3     RIGHT TO RE-LET

If the Landlord elects to repossess the Leased Premises as herein provided, or if it takes possession pursuant to legal proceedings, or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to re-let the Leased Premises, and re-let the Leased Premises or any part thereof, either in the name of the Landlord or otherwise for a term or terms which may, if the Landlord chooses, be less or greater than the balance of the Term and at such rent and upon such other terms and conditions as the Landlord, in its sole discretion, deems advisable, and the Landlord may grant reasonable concessions in connection therewith. Upon each such re-letting all rent received by the Landlord from such re-letting shall be applied firstly to the payment of any indebtedness, other than rent, due hereunder from the Tenant to the Landlord, secondly to the payment of any costs and expenses of such re-letting, including legal costs, legal fees and brokerage fees and the expenses of keeping the Leased Premises in good order and of preparing the Leased Premises for re-letting, thirdly to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same becomes due and payable hereunder. If such rentals received from such re-letting during any month be less than that paid during that month by the Tenant, the Tenant shall pay such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such taking possession of the Leased Premises by the Landlord shall be constituted as an election on its part to terminate this Lease unless a written notice of such intention in accordance with the present Section is given to the Tenant. Notwithstanding any re-letting, without termination, in accordance with the present Section, the Landlord may, at any time thereafter, elect to terminate this Lease for a previous Event of Default.

13.4     APPLICATION OF MONEYS

All payments by the Tenant under the terms of this Lease, whether in respect of Minimum Rent, may be applied or allocated by the Landlord towards the payment of any other amounts due and payable by the Tenant to the Landlord at the date of such payment, irrespective of the purpose for which such payment by the Tenant was effected, the whole in such manner as the Landlord, in its sole discretion, sees fit.

13.5     ABANDONED GOODS

Should the Tenant leave in or about the Leased Premises any moveable effects or fixtures for more than eight (8) days after having abandoned or vacated the Leased Premises or remitted the key therefor to the Landlord, and Landlord shall have notified Tenant of the presence of such movable effects or fixtures and Tenant has not reacted within a further period of eight (8) days, then the Landlord shall, ipso facto without any notice being required, become the owner of such moveable effects and fixtures and the Tenant shall have no claim in damages, whether contractual or extra-contractual or otherwise, in connection therewith and the Tenant shall hold the Landlord harmless and indemnified from and against any claims or actions in connection therewith from whomsoever.

13.6     LANDLORD'S RIGHT TO CURE DEFAULTS

Without limiting the generality of any provision of this Lease, if the Tenant defaults in the performance of any of its obligations under this Lease, the Landlord may, from time to time, after giving ten (10) days notice (or without notice in the case of an emergency) perform or cause to be performed any of such obligations and for such purposes, may do such things as may be required, including, without limitation, entering upon the Leased Premises and doing such things upon or in respect of the Leased Premises or any part thereof as the Landlord reasonably considers requisite or necessary. All expenses incurred pursuant to this Section 13.6 plus a sum equal to fifteen percent (15%) thereof, representing the Landlord's administrative costs shall be paid by the Tenant, as Additional Rent, forthwith upon demand. The Landlord shall not be liable to the Tenant for any loss or damage resulting from any such action or entry by the Landlord and the same shall not be considered a breach of any obligation for peaceable enjoyment contained in this Lease or implied by law.

13.7     REMEDIES GENERALLY

Mention in this Lease of any particular remedy or remedies of the Landlord in respect of any default by the Tenant shall not preclude the Landlord from any other remedy in respect thereof, including the right to specific performance of any obligation of the Tenant under this Lease. No remedy shall be exclusive or dependent upon any other remedy, but the Landlord may, from time to time, exercise any one or more of such remedies simultaneously or in combination, such remedies being cumulative and not alternative

13.8     SURRENDER OF LEASED PREMISES

Should the Landlord validly repossess the Leased Premises as a result of an event of default, or validly terminate this Lease and should it give notice in writing to the Tenant to that effect, the Tenant shall, within five (5) days notice, remove all goods located in the Leased Premises, in default of which the Tenant undertakes to pay the rent for the period during which its goods or goods under its care remain in the Leased Premises and the Tenant shall pay an Additional Rent equal to three (3) times the Minimum Rent until complete surrender of the Leased Premises, the whole without prejudice to the Landlord's other rights hereunder or by law.


                                   ARTICLE XIV

                               ACCESS BY LANDLORD

14.1     RIGHT OF ENTRY

Upon twenty-four (24) hours prior notice, the Landlord and its agents have the right to enter the Leased Premises at all reasonable times to show them to prospective purchasers, lessees, the Hypothecary Creditor, insurers or their representatives. During the twelve (12) months prior to the expiration of the Term, the Landlord may place upon the Leased Premises the usual notice "For Rent" or "For Sale" at any time which the Tenant must tolerate, without damaging same. In the event the Tenant is not personally present to open and permit an entry into the Leased Premises, at any time, when for any reason under this Lease an entry therein is necessary or permissible, and the Landlord has notified Tenant of same, if required, the Landlord or its agents may forcibly enter the same, without rendering the Landlord or such agents liable therefor, and without in any manner affecting the obligations under this Lease.

14.2     EXCAVATION

If an excavation is made upon land adjacent to the Building, or is authorized to be made by the Landlord, the Tenant will give to the person making the excavation permission to enter upon the Building for the purpose of doing the work that the Landlord considers necessary to preserve the wall of the Building from injury or damage and to support it by proper foundation, without any claim for damages or indemnification against the Landlord or diminution of rent. Any work undertaken by or on behalf of the Landlord pursuant to this Section 14.2 shall not be considered a breach by the Landlord of its obligations, contained in this Lease or implied by law, to provide peaceable enjoyment.

                                   ARTICLE XV

             SUBORDINATION ATTORNMENT AND STATUS STATEMENT BY TENANT

15.1     SUBORDINATION AND ATTORNMENT BY TENANT TO HYPOTHECARY CREDITOR

It is a condition of this Lease that it and all of the Tenant's rights hereunder shall at all times be subject to and subordinate to the rights of each Hypothecary Creditor, provided that each Hypothecary Creditor agrees that the peaceful possession of the Leased Premises by Tenant shall not be disturbed as long as Tenant is not in default hereunder. The Tenant shall, upon demand, subordinate this Lease and all of its rights hereunder to the rights of each Hypothecary Creditor, in such form as the Landlord may require, and, if requested, the Tenant shall become the Tenant of each Hypothecary Creditor. Whenever and under whatsoever circumstances ownership of the leased Premises changes, the Tenant shall attorn to and become the tenant of the new owner of the Leased Promises as if such new owner were the Landlord under this Lease and the future obligations and liabilities of the Landlord hereunder shall then, IPSO FACTO, cease and terminate, provided that the new owner has assumed all future obligations of Landlord hereunder.

15.2     STATUS STATEMENT (ESTOPPEL CERTIFICATE)

At any time during the Term and within ten (10) days of the Landlord's request therefor, the Tenant shall execute and deliver, as directed by and in the form prepared by the Landlord to any person, a certificate or status statement certifying among such other things as the Hypothecary

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Creditor or any prospective purchaser of the Leased Premises or any part thereof, from time to time, require:

15.2.1 that this Lease has been validly executed and delivered by the Tenant pursuant to due corporate action properly taken by it;

15.2.2 that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified and identifying the modification agreements;

15.2.3   the Commencement Date and the termination date;

15.2.4   the date to which Minimum Rent have been paid;

15.2.5 that there is no existing default by the Tenant in the payment of any Minimum Rent under this Lease and that there is no other existing or alleged default by either party under this Lease and if there is any such default, specifying the nature and extent thereof;

15.2.6 that no rent has been paid more than thirty (30) days in advance of its due date;

15.2.7 that the Tenant has accepted and is in possession of and is occupying the Leased Premises;

15.2.8 that the Landlord's work, as provided in Schedule "C" hereto, has been completed to the satisfaction of the Tenant; and

15.2.9 whether there are any set-offs, defenses or counter-claims against the enforcement of the obligations to be performed by the Tenant under this Lease.


                                   ARTICLE XVI

                                  MISCELLANEOUS

16.1     NO TACIT RENEWAL

Notwithstanding the Civil Code, there shall be no tacit renewal of this Lease. Should the Tenant remain in possession of the Leased Premises after the expiration of the Term without the written consent of the Landlord, such continued occupation shall be at a monthly rate payable in advance equal to one and a half (1-1/2) times the aggregate of the monthly instalment of Minimum Rent and Additional Rent payable for the last month of the Term and shall be without prejudice to the Landlord's right to re-enter and take possession of the Leased Premises and remove the Tenant

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therefrom, without notice or indemnity to the Tenant, and without prejudice to the Landlord's other recourses hereunder or by law.

16.2    ACCORD AND SATISFACTION

No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Minimum Rent herein stipulated is deemed to be other than on account of the earliest stipulated Minimum Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as rent deemed an acknowledgment of full payment or an accord and satisfaction, and the Landlord may accept and cash such cheque or payment without prejudice to the Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease or by law.

16.3    ENTIRE AGREEMENT

This Lease together with the schedules referred to herein and the reasonable Rules and Regulations adopted and promulgated by the Landlord pursuant to the provisions hereof set forth the entire agreement and understanding between the parties concerning the Leased Premises, and the Tenant acknowledges that there have been no promises, representations, agreements, conditions or understandings, either oral or written, express or implied, collateral or otherwise, between the Landlord and the Tenant other than as herein set forth. Except as otherwise expressly provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and duly signed by the Tenant and the Landlord.

16.4     WAIVER

The waiver by the Landlord of any breach of any term, obligation or condition herein contained is not deemed to be a waiver of such term, obligations or condition or of a subsequent breach of the same or of any other term, obligation or condition herein contained. The subsequent acceptance of rent by the Landlord will not be deemed to be a waiver of any preceding breach by the Tenant of any term, obligation or condition of this Lease, regardless of the Landlord's knowledge of the preceding breach at the time of acceptance of the rent. No obligation, term or condition of this Lease will be deemed to have been waived by the Landlord unless the waiver is in writing, signed by the Landlord. All Minimum Rent to be paid by the Tenant to the Landlord hereunder shall be paid without any deduction, abatement, set-off or compensation whatsoever and the Tenant hereby waives the benefit of any statutory or other rights in respect of abatement, set-off or compensation which could exist in its favour at the present time hereof or at any future time.

16.5     NO PARTNERSHIP

The Landlord shall not, in any way, or for any purpose, become a partner of the Tenant in the conduct of its business or otherwise, or a joint venturer or a member of a joint enterprise with the

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



Tenant. The provisions of this Lease payable hereunder are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained, and neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto shall create a relationship between the parties other than that of landlord and tenant.

16.6     FORCE MAJEURE

Notwithstanding anything to the contrary contained in this Lease, if either party hereto is BONA FIDE delayed or hindered in, or prevented from, the performance of any term, obligation or act required hereunder by reason of strikes, lock-outs, labour troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, act of God or other reason of a like nature or not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of the act will be excused for the period of the delay and the period for the performance of the act will be extended for a period equivalent to the period of the delay. The provisions of this Section 16.6 do not cancel or postpone or delay the due date of any payment to be made by the Tenant hereunder, or operate to excuse the Tenant from the prompt payment of Minimum Rent or other payments required by the terms of this Lease.

16.7    NOTICE

Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by registered mail postage prepaid and shall be addressed:

16.7.1 if to the Landlord: at the address set forth in Section IX (i) of the Preamble:

16.7.2 if to the Tenant at the Leased Premises or, at the Landlord's option, to the Tenant's head office at the address set forth in Section VIII(ii) of the Preamble.

Any such notice, demand, request or other instrument shall be conclusively deemed to have been given or made on the day upon which such notice, demand, request or other instrument was delivered or, if mailed, then on the fifth (5th) business day following the date of mailing (provided at such time no postal strike is in progress or has been publicly announced), as the case may be. Either party may at any time give notice to the other of any change of address of the party giving such notice and from and after the giving of such the address therein specified is deemed to be the address of such party for the giving notices hereunder.

16.8     GOVERNING LAW AND SEVERABILITY

This Lease will be interpreted and governed by the laws of the Province of Quebec. If for any reason whatsoever any provision or any part of any provision of this Lease, or the application thereof to any person or circumstance, is to any extent held or rendered in valid, unenforceable or

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



illegal, then such provision or part in question shall be deemed to be independent, severable and divisible from the remainder of the Lease and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of the Lease or any part thereof and such provision or partial provision shall continue to be applicable to and enforceable against any other person or circumstance other than those to which it has been held or rendered invalid, unenforceable or illegal.

16.9     REGISTRATION

The parties hereto hereby agree not to register this Lease without the prior written consent of the Landlord; only a summary of this Lease (the "Summarized Lease") prepared by Landlord's attorneys, excluding the financial consideration of this Lease, may, at the written request of the Tenant and then only after receiving the prior written consent of the Landlord to such Summarized lease, be executed by the parties, for purposes of registration only. The inscription shall include an extreme date equivalent to the Term of this Lease. In any and all respects, this Lease shall govern and supersede any provision of such Summarized Lease. Upon the termination of this Lease, the Tenant shall radiate at its expense the registration of such Summarized Lease, the Tenant hereby expressly and irrevocably appointing the Landlord as attorney for the Tenant with full power and authority to radiate such inscription and to execute and deliver in the name of the Tenant any instruments or certificates required for such purpose. The Tenant hereby undertakes to forthwith sign and deliver to the Landlord any further power of attorney or document which the Landlord may request to confirm the foregoing.

16.10      SUCCESSORS AND ASSIGNS

All rights and liabilities herein granted to or imposed upon the respective parties hereto extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators and permitted successors and assigns of the Tenant, as the case may be. No right, however, shall enure to the benefit of any assignee or successor of the Tenant unless such successor or the assignment to such assignee has been approved by the Landlord in writing as provided in
Article XII of these presents.

16.11    SECURITY DEPOSIT

Concurrently with the execution of this Lease, the Tenant has deposited with the Landlord the sum set forth in Section IX of the Preamble. The said deposit is given by the Tenant as security for the due performance by the Tenant of all the terms, obligations and conditions herein to be respectively paid, observed and performed by the Tenant. If the Tenant shall breach any of such terms, covenants and conditions, the Landlord may, at its option, appropriate and apply the said deposit, or so much thereof as may be necessary, as full or partial compensation to the Landlord for loss or damage suffered or sustained by the Landlord arising out of or in connection with such breach by the Tenant. The Tenant upon demand shall forthwith pay to the Landlord an amount sufficient to restore the deposit to the original sum required to be deposited. In the event of

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



bankruptcy or other creditor-debtor proceedings against the Tenant, such security deposit shall be applied first to the payment of rent and other sums due to the Landlord under the terms of this Lease and will be deemed to have been applied no later than the day prior to the bankruptcy or the institution of such other debtor/creditor proceedings. Within thirty (30) days of the termination of this Lease, such security deposit, or so much thereof as shall then remain in the Landlord's hands, shall be returned, without interest, to the Tenant. In the event of a sale, transfer or assignment of this Lease by the Landlord, the Landlord may transfer such security deposit or so much thereof as shall then remain to the purchaser, transferee or assignee and thereupon the Landlord shall be free and discharged from any further liability in connection with such security deposit.

16.12    QUALIFICATION TO DO BUSINESS

The Tenant represents to the Landlord that it has obtained or shall, prior to the opening of the Leased premises or any part thereof for business, have obtained any necessary licences and permits to carry on business in the Province of Quebec and shall, throughout the Term, maintain same in good standing. Upon request of the Landlord, the Tenant shall from time to time promptly provide the Landlord with evidence satisfactory to the Landlord and its solicitors of the status of any such licence or permit.

16.13      NON-CANADIAN PERSON

The Tenant represents to the Landlord that it is not a non-Canadian person within the meaning of the Investment Canada Act (Bill C-15).

16.14      WAIVER

The Tenant hereby waives any rights it may have in virtue of articles 1859, 1861, 1862, the second paragraph of article 1863, the second and third paragraphs of article 1865 and, article 1867 of the Civil Code of Quebec.

Except as otherwise expressly permitted in this Lease, the Tenant hereby also waives any right to compensation for sums which the Tenant may owe under this Lease as well as any right to claim sums presently owing to it or which may become owing to it by the Landlord and the Tenant agrees to pay the rent as well as any sum due under this Lease, notwithstanding the existence of one or several claims which it may have against the Landlord.

16.15 WAIVER OF LIABILITY

Notwithstanding any law, usage or custom to the contrary, the Landlord shall not be liable to the Tenant for damages resulting from the act of a third person, except such third person for whom the Landlord is responsible in law, including other tenants in the Leased Premises, and the Tenant hereby expressly renounces to any right or recourse it may have against the Landlord, as a

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



result of such act, and, without limiting the generality of the foregoing, the Tenant renounces to and waives its right to obtain a reduction of rent, cancellation of the Lease or damages.

16.16      PEACEABLE ENJOYMENT

So long as the Tenant pays the Minimum Rent, Additional Rent and other sums herein provided, and observes and performs all of the terms, obligations and conditions on the Tenant's part to be observed and performed under this Lease, the Tenant shall have peaceable enjoyment of the Leased Premises during the Term, without hindrance or interruption by the Landlord or any other person lawfully claiming by, through or under the Landlord, subject, nevertheless, to the terms, obligations and conditions of this Lease.

16.17      INTEREST ON OVERDUE PAYMENTS

The Tenant shall pay to the Landlord interest on all overdue Minimum Rent and Additional Rent at a per annum aggregate rate equal to the prime rate of interest from time to time charged by any Canadian chartered bank determined by the Landlord to its prime commercial borrowers, plus two percent (2%), such rate to be compounded monthly. Such interest shall be calculated from the due date until payment is made, the whole without the necessity of any demand being made therefor.

16.18      BROKERAGE COMMISSION

The Tenant hereby warrants and represents that any brokerage commission with respect to this Lease or the transaction contemplated herein shall be borne exclusively by the Tenant and the Tenant shall indemnity and hold harmless the Landlord from any and all claims with respect thereto.

16.19       HEADINGS AND NUMBERS

The headings, captions, section numbers, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of this Lease nor in any way affect this Lease.

16.20      INTERPRETATION

The words "hereof", "herein", "hereunder" and similar expressions used in any Section or SubSection of this Lease relate to the whole of this Lease and not to that Section or Sub-Section only, unless otherwise expressly provided. Where required by the context hereof the singular shall include the plural and the neuter gender, the masculine or feminine.

16.21      FINANCIAL INFORMATION


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The Tenant shall, upon request and without undue delay, provide the Landlord with such public information as to the Tenant's financial standing and corporate organization as the Landlord or the Hypothecary Creditor requires and the Landlord agrees to strictly maintain the confidentiality of said information and only to release the same to the Hypothecary Creditor or other person having an interest or potential interest in the Leased Promises.

16.22      HYPOTHECARY CREDITOR CHANGES

If the Hypothecary Creditor requires reasonable changes to this Lease, the Tenant shall execute such documents or other instruments necessary to give effect to such changes, provided no such change shall affect the Term, the Leased Premises, the Gross Leasable Area of the Leased Premises or any Minimum Rent payable hereunder.

16.23      SOLIDARY LIABILITY

In the event that the Lease is signed by more than one person, these persons shall be solidarily liable for the execution of the obligations of this Lease and they hereby waive the benefit of subrogation.

16.24      ELECTION OF DOMICILE

The parties herein hereby elect domicile in the District of Montreal, where any and all legal proceedings by either party against the other shall be instituted.

16.25       LANGUAGE

The parties acknowledge having expressly required that this Lease and all documents relating thereto be drawn in English.

Les parties declarent avoir expressement requis que ce Bail et tous les documents s'y rapportant soient rediges en anglais.



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IN WITNESS WHEREOF the parties hereto have executed this Lease as of the date first above- written.



                                            LANDLORD:

                                            AMENAGEMENTS ROVO INC.


                                            Per: /s/ Norman Zavalkoff
-----------------------------               ------------------------------
Witness                                     Norman Zavalkoff







                                            TENANT:

                                            PHOENIX INTERNATIONAL LIFE SCIENCES
                                            INC.



                                            Per: /s/ Jean-Vyes Caloz
-------------------------------             ---------------------------------

                                            Per:
-------------------------------             ---------------------------------
Witness


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



                                  SCHEDULE "A"

                               DESCRIPTION OF LAND

                                  SCHEDULE "B"

                          SITE PLAN OF LEASED PREMISES

                                  SCHEDULE "C"

                          LANDLORD'S AND TENANT'S WORK

                                  SCHEDULE "D"

                               OPERATING EXPENSES

                                  SCHEDULE "E"

                           PRE-AUTHORIZED PAYMENT PLAN

                                  SCHEDULE "F"

                           BUILDING MODIFICATION PLANS



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